Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254496

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 28, 2021)

930,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,678,696 Shares of Common Stock

Up to 1,678,696 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 930,000 shares of our common stock, and pre-funded warrants to purchase up to 1,678,696 shares of our common stock (and the shares of common stock underlying such pre-funded warrants), directly to the investor in this offering pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares of common stock and pre-funded warrants is $1.61 and $1.6099, respectively. The pre-funded warrants will have an exercise price of $0.0001 per share and will be exercisable upon issuance until exercised in full.

In a concurrent private placement, we are selling to the purchaser of our common stock and pre-funded warrants, Series A-1 warrants to purchase up to 2,608,696 shares of our common stock at an exercise price of $1.36 per share, exercisable for a period of five years from the date of issuance, and Series A-2 warrants to purchase up to 2,608,696 shares of our common stock at an exercise price of $1.36 per share, exercisable for a period of three years from the date of issuance. The Series A-1 warrants and Series A-2 warrants (the “Private Warrants”) and the shares issuable upon exercise thereof are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Private Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The sales of the shares of common stock and pre-funded warrants to be sold in this offering, together with the sale of Private Warrants, will be made in accordance with a securities purchase agreement, dated as of December 29, 2022, by and between us and the investor named therein.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CYTH.” On December 28, 2022, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.36 per share.

As of October 27, 2022, the aggregate market value of our common stock held by non-affiliates, or our public float, was approximately $14.7 million based on a total number of 8,481,848 shares of common stock outstanding, of which 7,453,416 shares of common stock were held by non-affiliates, and a price of $1.97 per share, which was the closing price of our common stock on October 27, 2022. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12-month calendar period that ends on and includes the date hereof.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of shares of our common stock and pre-funded warrants offered by this prospectus supplement and the accompanying base prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$1.61	$1.6099	$4,199,832.69
Placement agent fees(1)	$0.1208	$0.1207	$314,987.45
Proceeds, before expenses, to us	$1.4893	$1.4892	$3,884,845.24

(1)

In addition, we have agreed to pay the placement agent for certain of its expenses and to issue warrants to purchase shares of common stock to the placement agent or its designees. See “Plan of Distribution” for additional disclosure regarding the compensation paid to the placement agent.

We expect that delivery of the shares of common stock and pre-funded being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 3, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 29, 2022

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
THE OFFERING	S-5
RISK FACTORS	S-7
USE OF PROCEEDS	S-8
CAPITALIZATION	S-9
DILUTION	S-10
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-11
PRIVATE PLACEMENT TRANSACTION	S-12
PLAN OF DISTRIBUTION	S-13
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND MORE INFORMATION	S-15
INCORPORATION OF DOCUMENTS BY REFERENCE	S-15

Prospectus

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF THE WARRANTS	8
DESCRIPTION OF THE UNITS	9
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	12
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INFORMATION INCORPORATED BY REFERENCE	13

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-254496) that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part. As of the date of this prospectus supplement, we have not sold any securities under the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The market data and certain other statistical information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying base prospectus. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.  You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying base prospectus and in other documents incorporated herein by reference.

Corporate Overview

We are a clinical stage biotechnology company that develops cyclodextrin-based products for the treatment of disease. We filed a Type II Drug Master File with the U.S. Food and Drug Administration (“FDA”) in 2014 for our lead drug candidate, Trappsol® Cyclo™ (hydroxypropyl beta cyclodextrin) as a treatment for Niemann-Pick Type C disease (“NPC”). NPC is a rare and fatal cholesterol metabolism disease that impacts the brain, lungs, liver, spleen, and other organs. In 2015, we launched an International Clinical Program for Trappsol® Cyclo™ as a treatment for NPC. In 2016, we filed an Investigational New Drug application (“IND”) with the FDA, which described our Phase I clinical plans for a randomized, double blind, parallel group study at a single clinical site in the U.S. The Phase I study evaluated the safety of Trappsol® Cyclo™ along with markers of cholesterol metabolism and markers of NPC during a 14-week treatment period of intravenous administration of Trappsol® Cyclo™ every two weeks to participants 18 years of age and older. The IND was approved by the FDA in September 2016, and in January 2017 the FDA granted Fast Track designation to Trappsol® Cyclo™ for the treatment of NPC. Initial patient enrollment in the U.S. Phase I study commenced in September 2017, and in May 2020 we announced Top Line data showing a favorable safety and tolerability profile for Trappsol® Cyclo™ in this study.

We have also completed a Phase I/II clinical study approved by several European regulatory bodies, including those in the United Kingdom, Sweden and Italy, and in Israel. The Phase I/II study evaluated the safety, tolerability and efficacy of Trappsol® Cyclo™ through a range of clinical outcomes, including neurologic, respiratory, and measurements of cholesterol metabolism and markers of NPC. Consistent with the U.S. study, the European/Israel study administered Trappsol® Cyclo™ intravenously to NPC patients every two weeks in a double-blind, randomized trial, but differs in that the study period was for 48 weeks (24 doses). The first patient was dosed in this study in July 2017, and in March of 2021 we announced that 100% of patients who completed the trial improved or remained stable, and 89% met the efficacy outcome measure of improvement in at least two domains of the 17-domain NPC severity scale.

Additionally, in February 2020 we had a face-to-face “Type C” meeting with the FDA with respect to the initiation of our pivotal Phase III clinical trial of Trappsol® Cyclo™ based on the clinical data obtained to date. At that meeting, we also discussed with the FDA submitting a New Drug Application (NDA) under Section 505(b)(1) of the Federal Food, Drug, and Cosmetic Act for the treatment of NPC in pediatric and adult patients with Trappsol® Cyclo™. A similar request was submitted to the European Medicines Agency (“EMA”) in February 2020, seeking scientific advice and protocol assistance from the EMA for proceeding with a Phase III clinical trial in Europe. In October 2020 we received a “Study May Proceed” notification from the FDA with respect to the proposed Phase III clinical trial, and in June of 2021 we commenced enrollment in TransportNPC, a pivotal Phase II study of Trappsol® Cyclo™ for the treatment of NPC.

Preliminary data from our clinical studies suggest that Trappsol® Cyclo™ releases cholesterol from cells, crosses the blood-brain-barrier in individuals suffering from NPC, and results in neurological and neurocognitive benefits and other clinical improvements in NPC patients. The full significance of these findings will be determined as part of the final analysis of these clinical trials.

On May 17, 2010, the FDA designated Trappsol® Cyclo™ as an orphan drug for the treatment of NPC, which would provide us with the exclusive right to sell Trappsol® Cyclo™ for the treatment of NPC for seven years following FDA drug approval. In April 2015, we also obtained Orphan Drug Designation for Trappsol® Cyclo™ in Europe, which will provide us with 10 years of market exclusivity following regulatory approval, which period will be extended to 12 years upon acceptance by the EMA’s Pediatric Committee of our pediatric investigation plan (PIP) demonstrating that Trappsol® Cyclo™ addresses the pediatric population. On January 12, 2017, we received Fast Track Designation from the FDA, and on December 1, 2017, the FDA designated NPC a Rare Pediatric Disease.

We are also exploring the use of cyclodextrins in the treatment of Alzheimer’s disease. In January 2018, the FDA authorized a single patient IND expanded access program using Trappsol® Cyclo™ for the treatment of Alzheimer’s disease. After 18 months of treatment in this geriatric patient with late-onset disease, the disease was stabilized and the drug was well tolerated. The patient also exhibited signs of improvement with less volatility and shorter latency in word-finding. We prepared a synopsis for an early stage protocol using Trappsol® Cyclo™ intravenously to treat Alzheimer’s disease that was presented to the FDA in January of 2021. We received feedback from the FDA on this synopsis in April 2021 and incorporated the feedback into an IND for a Phase II study for the treatment of Alzheimer’s disease with of Trappsol® Cyclo™ that we submitted to the FDA in November 2021. In December of 2021, we received IND clearance from the FDA, allowing us to proceed with our Phase II study of Trappsol® Cyclo™ for the treatment of Alzheimer’s disease. We expect to begin enrollment in this study during 2022.

We filed an international patent application in October 2019 under the Patent Cooperation Treaty directed to the treatment of Alzheimer’s disease with cyclodextrins, and we are pursuing national and regional stage applications based on this international application. The terms of any patents resulting from these national or regional stage applications would be expected to expire in 2039 if all the requisite maintenance fees are paid.

We also continue to operate our legacy fine chemical business, consisting of the sale of cyclodextrins and related products to the pharmaceutical, nutritional, and other industries, primarily for use in diagnostics and specialty drugs. However, our core business has transitioned to a biotechnology company primarily focused on the development of cyclodextrin-based biopharmaceuticals for the treatment of disease from a business that had been primarily reselling basic cyclodextrin products.

Risks Associated With our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our securities. In particular, risks associated with our business include, but are not limited to, the following:

●	We have suffered recent losses and our future profitability is uncertain.

●	Even with the proceeds from this offering, we will need additional capital to fund our operations as planned.

●

We have not received approval for any drug candidate for commercial sale and, as a result, we have never generated any revenue from the sale of biopharmaceutical products, and expect to continue to incur significant financial losses in the future, which makes it difficult to assess our future viability.

●	We are largely dependent upon the success of our Trappsol® Cyclo™ product, which may never receive regulatory approval.

●

Even if Trappsol® Cyclo™ receives regulatory approval, we may not be successful in our commercialization efforts and Trappsol® Cyclo™ may fail to achieve the degree of market acceptance by physicians, patients, healthcare payors and others in the medical community necessary for commercial success.

●	The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects.

●	Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

●	Later discovery of previously unknown problems could limit our ability to market or sell Trappsol® Cyclo™, even if it is initially approved, and can expose us to product liability claims.

●	We rely in part on third parties for research and clinical trials for products using Trappsol® Cyclo™.

●

We currently have no marketing and sales organization for our pharmaceutical candidates and may have to invest significant resources to develop these capabilities. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, we may not be able to generate product revenue.

●	We rely upon third parties for the manufacture of Trappsol® Cyclo™ and are dependent on their quality and effectiveness.

●	We face competition from well-funded companies to treat NPC.

●	The rights we rely upon to protect our unpatented trade secrets may be inadequate.

●

We cannot ensure that patent rights relating to inventions described and claimed in our pending patent applications will issue, that patents based on our patent applications will not be challenged and rendered invalid and/or unenforceable, or that third parties will not find ways to circumvent our patent rights or claim co-ownership thereof.

●

The pharmaceutical business is subject to increasing government price controls and other restrictions on pricing, reimbursement and access to drugs, which could adversely affect our future revenues and profitability.

●	We are dependent on our executive officers, and we may not be able to pursue our current business strategy effectively if we lose them.

Recent Developments

In a concurrent private placement, we are selling to the purchaser of our common stock and pre-funded warrants, Series A-1 warrants to purchase up to 2,608,696 shares of our common Stock at an exercise price of $1.36 per share, exercisable for a period of five years from the date of issuance, and Series A-2 warrants to purchase up to 2,608,696 shares of our common stock at an exercise price of $1.36 per share, exercisable for a period of three years from the date of issuance.

Corporate and other Information

We were organized as a Florida corporation on August 9, 1990, with operations beginning in July 1992. In conjunction with a restructuring in 2000, we changed our name from Cyclodextrin Technologies Development, Inc. to CTD Holdings, Inc. We changed our name to Cyclo Therapeutics, Inc. in September 2019 to better reflect our current business, and on November 6, 2020, we reincorporated from the State of Florida to the State of Nevada. Our principal offices are located at 6714 NW 16th Street, Suite B, Gainesville, FL 32653, and our telephone number is (386) 418-8060. We maintain a website at www.cyclotherapeutics.com. Information contained on our website does not constitute part of this prospectus.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may also make it difficult to compare our financial statements with other public companies.

Available Information

Because we are subject to the information and reporting requirements of the Exchange Act, we file or furnish, as applicable, annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. We make available on our website at www.cyclotherapeutics.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

THE OFFERING

Common Stock Offered by Us	930,000 shares.

Pre-funded Warrants Offered by Us

We are also offering pre-funded warrants to purchase 1,678,696 shares of common stock to certain purchasers whose purchase of our common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 9.99% of our outstanding shares of common stock immediately following the consummation of this offering. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant is equal to the price at which the common stock is being sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until exercised in full.

Offering Price	$1.61 per share of common stock and $1.6099 per pre-funded warrant.

Common stock outstanding prior to this offering (1)	8,481,848 shares

Common stock outstanding after this offering (1)	9,411,848 shares.

Use of proceeds

We currently intend to use the net proceeds we receive from this offering to (i) continue with our pivotal Phase III trial for the treatment of NPC with Trappsol® Cyclo™, (ii) fund further development of our preclinical programs towards IND filings and clinical trials for the treatment of Alzheimer’s disease with Trappsol® Cyclo™ and (iii) fund working capital and general corporate purposes using any remaining amounts. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Lock-Up

Our directors and executive officers have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 90 days from the closing of this offering.

Concurrent Private Placement

In a concurrent private placement, we are issuing to the purchaser of our common stock and pre-funded warrants in this offering, Series A-1 warrants to purchase up to 2,608,696 shares of our common stock at an exercise price of $1.36 per share, exercisable for a period of five years from the date of issuance, and Series A-2 warrants to purchase up to 2,608,696 shares of our common stock at an exercise price of $1.36 per share, exercisable for a period of three years from the date of issuance.  The warrants and the shares of common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. See “Private Placement Transaction”, below.

Risk Factors	You should carefully read the “Risk Factors” section of this prospectus beginning on page 7 for a discussion of factors that you should consider before deciding to invest in our securities.

Trading Symbol and Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “CYTH”. We do not intend to apply for listing of the pre-funded warrants on any national securities exchange or trading system.

(1) Unless we indicate otherwise, the number of shares of our common stock outstanding after this offering is based on 8,481,848 shares of common stock outstanding on December 29, 2022, and excludes the following:

●	425,646 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $5.17 per share;
●	2,480,042 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan; and
●

2,045,836 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $11.22 per share.Unless otherwise noted, the information in this prospectus assumes:

●	no exercise of the outstanding options and warrants described above;
●	no exercise of the pre-funded warrants or Private Warrants; and
●	no exercise of the warrants we will issue to the placement agent or its designees to purchase an aggregate of 156,522 shares of our common stock at an exercise price of $2.0125 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying base prospectus and the information contained in our other filings with the SEC as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We currently intend to use the net proceeds that we receive from this offering to (i) continue with our pivotal Phase III trial for the treatment of NPC with Trappsol® Cyclo™, (ii) fund further development of our preclinical programs towards IND filings and clinical trials for the treatment of Alzheimer’s disease with Trappsol® Cyclo™ and (iii) fund working capital and general corporate purposes using any remaining amounts. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is no market for the pre-funded warrants.

We do not intend to apply to list the pre-funded warrants on The Nasdaq Capital Market or any nationally recognized trading system, and accordingly, there will be no trading market for such warrants. In the absence of an active public trading market you may not be able to resell the pre-funded warrants at or above the price paid by you for those warrants.

The market price of our common stock is volatile, and you could lose all or part of your investment.

The trading price of our common stock is volatile. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general, and the stock of clinical stage biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As of September 30, 2022, our net tangible book value was approximately $2.8 million, or $0.33 per share. Based on the offering price of $1.61 per share of common stock, and our net tangible book value as of September 30, 2022, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.92 per share with respect to the net tangible book value of our common stock.  In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, or our equity incentive plan. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $3.7 million from this offering, after deducting placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering (i) to proceed with our pivotal Phase III trial for the treatment of NPC with Trappsol® Cyclo™, (ii) to fund further development of our preclinical programs towards IND filings and/or into clinical trials for the treatment of Alzheimer’s disease with Trappsol® Cyclo™ and (iii) to fund working capital and general corporate purposes using any remaining amounts.

The expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend on a number of factors, including the success of research and product development efforts, cash generated from future operations and actual expenses to operate our business.

The amounts and timing of our preclinical and clinical expenditures and the extent of preclinical and clinical development may vary significantly depending on numerous factors, including the status, results and timing of our current preclinical studies and the preclinical studies and clinical trials which we may commence in the future, the product approval process with the FDA and other regulatory agencies, and any new collaborations we may enter into with third parties and any unforeseen cash needs. As a result, we cannot predict with any certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

The expected net proceeds of this offering will not be sufficient for us to fund any of our product candidates through regulatory approval, and we will need to raise substantial additional capital to complete the development and commercialization of our product candidates.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt obligations, and capitalization as of September 30, 2022 (i) on an actual basis, and (ii) on a pro forma basis to give effect to the issuance and sale of shares of our common stock and pre-funded warrants in this offering after deducting placement agent fees and estimated offering expenses payable by us.

	As of September 30, 2022
	Actual	Pro Forma (1)
Cash and cash equivalents	$4,290,198	$8,000,043
Stockholders’ (deficit) equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized; 8,455,442 issued and outstanding actual; 9,385,442 shares issued and outstanding pro forma	846	941
Preferred stock, par value $0.0001 per share, 5,000,000 shares authorized, 0 issued and outstanding	-	-
Additional paid-in capital	64,430,566
Accumulated deficit	$(58,818,952)	$(58,818,952)
Total stockholders’ equity (deficit)	5,612,460	9,322,400
Total capitalization	$8,487,523	12,197,463

The above discussion and table is based on 8,455,452 shares of common stock outstanding on September 30, 2022, and excludes the following:

●	425,646 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $5.17 per share;
●	2,505,718 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan;
●	2,045,836 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $11.22 per share;
●	1,678,696 shares of our common stock issuable upon the exercise of the pre-funded warrants;
●	5,217,392 shares of common stock issuable upon exercise of the Private Warrants being issued in the concurrent private placement with an exercise price of $1.36 per share; and
●	warrants we will issue to the placement agent or its designees to purchase an aggregate of 156,522 shares of our common stock at an exercise price of $2.0125 per share.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. We had a net tangible book value as of September 30, 2022 of $2,822,832, or $0.33 share of common stock.

Pro forma net tangible book value is our net tangible book value, plus the effect of the sale of our securities in this offering and after deducting placement agent fees and other estimated offering expenses payable by us. Our pro forma net tangible book value as of September 30, 2022 would have been approximately $6,532,677 or $0.69 per share. This amount represents an immediate increase in net tangible book value of approximately $0.36 per share to our existing stockholders, and an immediate dilution of $0.92 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Public offering price per share of common stock (attributing no value to the warrants)	$1.61
Net tangible book value per share as of September 30, 2022	$0.33
Increase in net tangible book value per share after this offering	$0.36
Pro forma net tangible book value per share after giving effect to this offering	$0.69
Dilution in net tangible book value per share to new investors	$0.92

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

The above discussion and table is based on 8,455,452 shares of common stock outstanding on September 30, 2022, and excludes the following:

●	425,646 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $5.17 per share;
●	2,505,718 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan;
●	2,045,836 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $11.22 per share;
●	1,678,696 shares of our common stock issuable upon the exercise of the pre-funded warrants;
●	5,217,392 shares of common stock issuable upon exercise of the Private Warrants being issued in the concurrent private placement with an exercise price of $1.36 per share; and
●	warrants we will issue to the placement agent or its designees to purchase an aggregate of 156,522 shares of our common stock at an exercise price of $2.0125 per share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Description of the Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 5 of the accompanying prospectus.

Pre-Funded Warrants

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round up to the next whole share.

At any time, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

PRIVATE PLACEMENT TRANSACTION

Concurrent Private Placement

Concurrently with the sale of common stock and pre-funded warrants in this offering, we will issue to the investor in this offering, Series A-1 warrants to purchase up to 2,608,696 shares of our common stock at an exercise price of $1.36 per share, exercisable for a period of five years from the date of issuance, and Series A-2 warrants to purchase up to 2,608,696 shares of our common stock at an exercise price of $1.36 per share, exercisable for a period of three years from the date of issuance (in each case, subject to standard adjustments for stock splits, stock dividend, rights offerings and pro rata distributions certain anti-dilution rights). We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash.

The private placement warrants and the common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, a purchaser may only sell common stock issued upon exercise of the Private Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the Private Warrants, which will be filed with the SEC as an exhibit to a Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of the Private Warrants for a complete description of the terms and conditions of the Private Warrants.

Private Warrants

Subject to limited exceptions, a holder of Private Warrants will not have the right to exercise any portion of its Private Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Private Warrants contain a “cashless exercise” feature that allows holders to exercise the Private Warrants without a cash payment to the Company upon the terms set forth in the Private Warrants, if, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares to the exercising Private Warrant holder.

In the case of certain fundamental transactions affecting the Company, a holder of Private Warrants, upon exercise of such Private Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Private Warrants been exercised immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Private Warrants have the right to require us or a successor entity to redeem the Private Warrants for cash in the amount of the Black-Scholes Value (as defined in the Private Warrants) of the unexercised portion of the Private Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Private Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Private Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Private Warrants will be subject to adjustment in the event of any stock dividends and splits, recapitalization, reorganization or similar transaction, as described in the Private Warrants.

We do not intend to list the Private Warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the Private Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Private Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Private Warrants.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated December 18, 2022, we have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, the placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our securities, but has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of the shares of common stock and the pre-funded warrants pursuant to this prospectus supplement and accompanying prospectus. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our shares of common stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us. Delivery of the securities offered hereby is expected to take place on or about January 3, 2023, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds of this offering. The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our shares of common stock and pre-funded warrants pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby:

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$1.61	$1.6099	$4,199,832.69
Placement agent fees(1)	$0.1208	$0.1207	$314,987.45
Proceeds, before expenses, to us	$1.4893	$1.4892	$3,884,845.24

We have also agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, and to reimburse the placement agent for its non-accountable expenses in the amount of $35,000, $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and for its clearing expenses in the amount of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $50,000.

Placement Agent Warrants

We have agreed to issue warrants to the placement agent or its designees to purchase an aggregate of 156,522 shares of our common stock at an exercise price of $2.0125 per share, which will be exercisable for five years from the commencement of sales in this offering. The warrants being issued to the placement agent or its designees, and the shares of common stock underlying these warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Right of First Refusal

We have granted the placement agent a 12-month right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent, as the case may be, for any public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, by us or any of our subsidiaries.

Lock-Up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 15-month period following expiration or termination of our engagement of the placement agent, subject to certain exceptions.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the placement agent and prospective investors, based on the trading of our shares of common stock prior to the offering, among other things, and may be at a discount to the current market price. The securities offered hereby will be sold at a fixed price until the completion of the offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the securities sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the placement agent’s activities under the engagement letter and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYTH.”

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Fox Rothschild LLP, 101 Park Avenue, New York, NY 10178. Ellenoff Grossman & Schole LLP, New York, New York will act as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cyclotherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 11, 2022;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022;

●

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 12, 2022, for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022 and for the quarter ended September 30, 2022 filed with the SEC on November 11, 2022;

●	Our Current Reports on Form 8-K filed with the SEC on March 2, 2022 and June 24, 2022; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on December 8, 2020.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Cyclo Therapeutics, Inc.

6714 NW 16th Street, Suite B

Gainesville, FL 32653

(386) 418-8060

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

PROSPECTUS

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, in an aggregate maximum amount of up to $100,000,000.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CYTH.” On May 18, 2021, the last reported sale price of our common stock on Nasdaq was $7.26 per share. Our publicly traded warrants for common stock are listed on Nasdaq under the symbol “CYTHW”. On May 18, 2021, the last reported sale price of our publicly traded warrants on Nasdaq was $2.55 per warrant. There is currently no market for other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. As of May 18, 2021, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $39.9 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over-allot a portion of the securities.

The date of this prospectus is May 28, 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF THE WARRANTS	8
DESCRIPTION OF THE UNITS	9
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	12
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INFORMATION INCORPORATED BY REFERENCE	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Cyclo Therapeutics” and “the company” refer to Cyclo Therapeutics, Inc., a Nevada corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.

Corporate Overview

We are a clinical stage biotechnology company that develops cyclodextrin-based products for the treatment of disease. We filed a Type II Drug Master File with the U.S. Food and Drug Administration (“FDA”) in 2014 for our lead drug candidate, Trappsol® Cyclo™ (hydroxypropyl beta cyclodextrin) as a treatment for Niemann-Pick Type C disease (“NPC”). NPC is a rare and fatal cholesterol metabolism disease that impacts the brain, lungs, liver, spleen, and other organs. In 2015, we launched an International Clinical Program for Trappsol® Cyclo™ as a treatment for NPC. In 2016, we filed an Investigational New Drug application (“IND”) with the FDA, which described our Phase I clinical plans for a randomized, double blind, parallel group study at a single clinical site in the U.S. The Phase I study evaluated the safety of Trappsol® Cyclo™ along with markers of cholesterol metabolism and markers of NPC during a 14-week treatment period of intravenous administration of Trappsol® Cyclo™ every two weeks to participants 18 years of age and older. The IND was approved by the FDA in September 2016, and in January 2017 the FDA granted Fast Track designation to Trappsol® Cyclo™ for the treatment of NPC. Initial patient enrollment in the U.S. Phase I study commenced in September 2017. Enrollment in this study was completed in October 2019, and in May 2020 we announced Top Line data showing a favorable safety and tolerability profile for Trappsol® Cyclo™ in this study.

We have also filed Clinical Trial Applications for a Phase I/II clinical study with several European regulatory bodies, including those in the United Kingdom, Sweden and Italy, and in Israel, all of which have approved our applications. The Phase I/II study is evaluating the safety, tolerability and efficacy of Trappsol® Cyclo™ through a range of clinical outcomes, including neurologic, and respiratory, in addition to measurements of cholesterol metabolism and markers of NPC. The European/Israel study is similar to the U.S. study, providing for the administration of Trappsol® Cyclo™ intravenously to NPC patients every two weeks in a double-blind, randomized trial but it differs in that the study period is for 48 weeks (24 doses). The first patient was dosed in this study in July 2017, and in February 2020, we announced completion of enrollment of 12 patients in this study. In September 2020, we released positive data from the seven patients who completed the trial, supporting the efficacy of Trappsol® Cyclo™ in treating NPC patients.

Additionally, in February 2020 we had a face-to-face “Type C” meeting with the FDA with respect to the initiation of our pivotal Phase III clinical trial of Trappsol® Cyclo™ based on the clinical data obtained to date. At that meeting, we also discussed with the FDA submitting a New Drug Application (NDA) under Section 505(b)(1) of the Federal Food, Drug, and Cosmetic Act for the treatment of NPC in pediatric and adult patients with Trappsol® Cyclo™. A similar request was submitted to the European Medicines Agency (“EMA”) in February 2020, seeking scientific advice and protocol assistance from the EMA for proceeding with a Phase III clinical trial in Europe. In October 2020 we received a “Study May Proceed” notification from the FDA with respect to the proposed Phase III clinical trial. We currently estimate that in the event our pivotal Phase III trial proceeds as planned and provides further data supporting the safety and efficacy of Trappsol® Cyclo™ in the treatment of NPC, we may obtain regulatory approval of Trappsol® Cyclo™ as early as 2023.

Preliminary data from our clinical studies suggest that Trappsol® Cyclo™ releases cholesterol from cells, crosses the blood-brain-barrier in individuals suffering from NPC, and results in neurological and neurocognitive benefits and other clinical improvements in NPC patients. The full significance of these findings will be determined as part of the final analysis of both clinical trials.

On May 17, 2010, the FDA designated Trappsol® Cyclo™ as an orphan drug for the treatment of NPC, which would provide us with the exclusive right to sell Trappsol® Cyclo™ for the treatment of NPC for seven years following FDA drug approval. In April 2015, we also obtained Orphan Drug Designation for Trappsol® Cyclo™ in Europe, which will provide us with 10 years of market exclusivity following regulatory approval, which period will be extended to 12 years upon acceptance by the EMA’s Pediatric Committee of our pediatric investigation plan (PIP) demonstrating that Trappsol® Cyclo™ addresses the pediatric population. On January 12, 2017, we received Fast Track Designation from the FDA, and on December 1, 2017, the FDA designated NPC a Rare Pediatric Disease.

We are also exploring the use of cyclodextrins in the treatment of Alzheimer’s disease. In January 2018, the FDA authorized a single patient IND expanded access program using Trappsol® Cyclo™ for the treatment of Alzheimer’s disease. After 18 months of treatment in this geriatric patient with late-onset disease, the disease was stabilized and the drug was well tolerated. The patient also exhibited signs of improvement with less volatility and shorter latency in word-finding. In October 2019, we entered into an agreement with Worldwide Clinical Trials, a Contract Research Organization, to conduct a clinical trial to evaluate the safety and efficacy of Trappsol® Cyclo™ for the treatment of Alzheimer’s disease. We prepared a synopsis for an early stage protocol using Trappsol® Cyclo™ intravenously to treat Alzheimer’s disease that was presented to the FDA in January of 2021. We received feedback from the FDA on this synopsis in April 2021 and have incorporated the feedback into our development strategy for the filing of an IND for a Phase II program. We intend to submit this IND to the FDA in the second half of 2021.

We filed an international patent application in October 2019 under the Patent Cooperation Treaty directed to the treatment of Alzheimer’s disease with cyclodextrins, and we expect to pursue one or more national or regional stage applications based on this international application. The terms of any patents resulting from these national or regional stage applications would be expected to provide us with patent protection until 2039.

We also continue to operate our legacy fine chemical business, consisting of the sale of cyclodextrins and related products to the pharmaceutical, nutritional, and other industries, primarily for use in diagnostics and specialty drugs. However, our core business has transitioned to a biotechnology company primarily focused on the development of cyclodextrin-based biopharmaceuticals for the treatment of disease from a business that had been primarily reselling basic cyclodextrin products.

Corporate and other Information

We were organized as a Florida corporation on August 9, 1990, with operations beginning in July 1992. In conjunction with a restructuring in 2000, we changed our name from Cyclodextrin Technologies Development, Inc. to CTD Holdings, Inc. We changed our name to Cyclo Therapeutics, Inc. in September 2019 to better reflect our current business, and on November 6, 2020, we reincorporated from the State of Florida to the State of Nevada. Our principal offices are located at 6714 NW 16th Street, Suite B, Gainesville, FL 32653, and our telephone number is (386) 418-8060. We maintain a website at www.cyclotherapeutics.com. Information contained on our website does not constitute part of this prospectus.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, preferred stock, warrants, and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may offer the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the offer and sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Cyclo Therapeutics, Inc., voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risk factors incorporated by reference herein from our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and from other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. We may also use a portion of the net proceeds for research and development for our product candidates, including in preclinical research, manufacturing, and clinical studies or to advance our research in areas such as new product development, additional inventions, intellectual property, and manufacturing. Pending these uses, we may invest our net proceeds from this offering primarily in our non-interest bearing depositary accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our articles of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws and to the applicable provisions of Nevada law.

General

Our Articles of Incorporation authorizes us to issue up to 15,000,000 shares of capital stock, consisting of 10,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares are available for designation from time to time by our Board of Directors as set forth below. As of May 18, 2021, we had 6,358,661 shares of common stock outstanding and no shares of preferred stock outstanding. Our Articles of Incorporation authorizes our Board of Directors to determine any number of series into which the undesignated shares of preferred stock may be divided and to determine, at any time and from time to time, the rights, preferences, privileges and restrictions granted to any series of such preferred stock, as described below.

Common Stock

Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and are not entitled to cumulative voting rights. Our shares of common stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of our common stock. Holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our Board of Directors from time to time out of our assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of preferred stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in the assets legally available for distribution to stockholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any preferred stock then outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are outstanding on the date of this prospectus. Our certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;

●

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for your common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Public Warrants

As of May 18, 2021, we had outstanding publicly-traded warrants to purchase an aggregate of 1,158,016 shares of our common stock (“Warrants”) at an exercise price of $5.00 per share. The Warrants were issued in our December 2020 underwritten public offering and are exercisable at any time for a period of five years following the date of issuance.

The number of Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stock holders, or similar transactions. In the event that the Company effects a rights offering to its common stock holders or a pro rata distribution of its assets among its common stock holders, then the holder of the Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the Company’s outstanding common stock assuming they owned the number of shares of common stock issuable upon the exercise of their Warrants. In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s common stock, then the Warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the Warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the Warrant holder had the holder exercised the Warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the Warrant holder may elect to have the Company or the successor entity purchase the Warrant holder’s Warrant for its fair market value measured by the Black Scholes method.

The Company will promptly notify the Warrant holders in writing of any adjustment to the exercise price or to the number of the outstanding Warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or a redemption of the common stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the common stock, a consolidation or merger by the Company, sale of all or substantially all of the assets of the Company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

The Warrants contain a contractual provision stating that all questions concerning the construction, validity, enforcement and interpretation of the Warrants are governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, as amended, and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock – The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals – The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions – Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is vStock Transfer, LLC. Its mailing address is 18 Lafayette Place, Woodmere, NY 11598, its telephone number is (212) 828-8436, and its facsimile number is (646) 536-3179.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. You should read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and available as described in the section titled “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We may use any one or more of the following methods when offering and selling securities:

●	underwritten transactions;

●	privately negotiated transactions;

●	sales through the Nasdaq Capital Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree to sell a specified number of such securities at a stipulated price per share;

●

a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	“at-the-market offerings” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	exchange distributions and/or secondary distributions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the sales price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial price to public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will offer and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents in each case in a manner that constitutes an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, and except in the case of our common stock, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may make the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Fox Rothschild LLP, 101 Park Avenue, New York, NY 10178. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2020 and 2019 have been audited by WithumSmith+Brown, PC, our independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.cyclotherapeutics.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 12, 2021;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on December 8, 2020.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Cyclo Therapeutics, Inc.

6714 NW 16th Street, Suite B

Gainesville, FL 32653

(386) 418-8060

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.cyclotherapeutics.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

930,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,678,696 Shares of Common Stock

Up to 1,678,696 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

December 29, 2022